Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
Sponsor of the United States Agriculture Index Fund

December 4, 2018

National Futures Association (“NFA”)

300 S. Riverside Plaza, #1800

Chicago, IL 60606-6615

Dear NFA Staff:

In accordance with the requirements of Commodity Futures Trading Commission Regulation 4.22 (c)(7), enclosed please find financial statements and notes to financials as of September 30, 2018 for the United States Agriculture Index Fund (“USAG”) which serve as the final liquidation statement for USAG.

Please note that while cessation of trading occurred on September 12, 2018, the financial statements presented here are as of September 30, 2018, which is the last day of the month in which the pool ceased trading. In addition, the enclosed financial statements and disclosures are consistent with financial statements and notes to financials that were filed with the United States Securities and Exchange Commission (“SEC”) in the United States Commodity Index Funds Trust Form 10-Q, of which USAG was a series, filed on November 8, 2018.

An explanation of the winding down of USAG’s operations is as follows:

On August 7, 2018, the board of directors of United States Commodity Funds LLC ("USCF") determined that USAG could not continue its business and operations in an economically efficient manner due to USAG’s inability to attract sufficient assets, thereby hindering its ability to operate efficiently. On that date, the Board of Directors of USCF also authorized and approved the closing and liquidation of USAG together with a plan of liquidation for USAG. The United States Commodity Index Funds Trust (the "Trust"), of which USAG is a series, filed a current report on Form 8-K dated August 8, 2018 with the SEC that included, as an exhibit a press release and the USAG plan of liquidation. USAG also filed a prospectus supplement with the SEC dated August 8, 2018 that is available on USCF’s website at www.uscfinvestments.com.

On September 6, 2018, USAG began the process of liquidating its portfolio. As a of the close of regular trading on the NYSE Arca, Inc. (“NYSE Arca”) on September 6, 2018, USAG ceased accepting orders for Creation Baskets and Redemption Baskets from authorized participants. Trading in the shares of USAG on the NYSE Arca was suspended prior to the open of the market on September 7, 2018. On September 7, 2018, the Trust, on behalf of USAG, filed a post-effective amendment to the registration statement with the SEC to terminate the offering of registered and unsold shares of USAG and, thereafter, the NYSE Arca filed a Form 25 to effect the withdrawal of the listings for USAG’s shares. The liquidation date for USAG was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of USAG on or about September 13, 2018.

For U.S. federal income tax purposes, these distributions to shareholders were treated as liquidating distributions and shareholders recognized gain or loss based on the difference between the amount of cash received as part of the liquidating distribution and their adjusted basis in their shares (taking into account all allocations of income, gain, loss, or deduction for the year of liquidation). Items of income, gain, loss, or deduction recognized as a result of the liquidation of USAG’s portfolio were allocated for U.S. federal tax purposes to the shareholders. Any other items of income, gain, loss, or deduction not attributable to the liquidation of USAG’s portfolio were allocated for U.S. federal income tax purposes in accordance with USAG’s general allocation conventions.

Should you have any questions or comments regarding this liquidation report, please contact Daphne G. Frydman, General Counsel of United States Commodity Funds LLC.

Regards,

/s/ John P. Love
John P. Love

President and Chief Executive Officer

United States Commodity Funds LLC

UNITED STATES AGRICULTURE INDEX FUND

FINANCIAL STATEMENTS

For the period January 1, 2018 through September 30, 2018

AFFIRMATION OF THE COMMODITY POOL OPERATOR

For the United States Agriculture Index Fund, a series of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Liquidation Report for the period January 1, 2018 through September 30, 2018 is accurate and complete.

By United States Commodity Funds LLC, as Sponsor of the United States Commodity Index Funds Trust

By:	/s/ John P. Love
John P. Love

President & Chief Executive Officer of United States Commodity Funds LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of

United States Commodity Index Funds Trust

Opinions on the Financial Statements

We have audited the accompanying statements of financial condition of United States Agricultural Index Fund (the “Fund”), a series of the United States Commodity Index Fund Trust (the “Trust”), as of September 30, 2018 (in liquidation) and December 31, 2017, and the related statements of operations, changes in capital and changes in shares outstanding and cash flows for the nine months ended September 30, 2018 (in liquidation), and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Agricultural Index Fund, a series of the United States Commodity Index Fund Trust, as of September 30, 2018 (in liquidation) and December 31, 2017, and the results of its operations and its cash flows for the nine months ended September 30, 2018 (in liquidation), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Fund’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

/s/ Spicer Jeffries LLP
We have served as the Fund’s auditor since 2012.

Denver, Colorado

December 4, 2018

United States Commodity Index Funds Trust

Statements of Financial Condition

At September 30, 2018 and December 31, 2017

United States Agriculture Index Fund

	September 30, 2018 (In Liquidation)*	December 31, 2017
Assets
Cash and cash equivalents (at cost $— and $1,297,110, respectively) (Notes 2 and 6)	$—	$1,297,110
Short-Term Investments (at cost $— and $296,550, respectively) (Note 6)	—	296,550
Equity in trading accounts:
Cash and cash equivalents (at cost $— and $159,372, respectively)	—	159,372
Unrealized gain (loss) on open commodity futures contracts	—	(1,125)
Receivable from Sponsor (Note 4)	—	45,533
Interest receivable	—	269
Directors' fees and insurance receivable	—	183

Total assets	$—	$1,797,892

Liabilities and Capital
Management fees payable (Note 4)	$—	$2,032
Professional fees payable	—	44,877

Total liabilities	—	46,909

Commitments and Contingencies (Notes 4, 5 and 6)

Capital
Sponsor	—	—
Shareholders	—	1,750,983
Total Capital	—	1,750,983

Total liabilities and capital	$—	$1,797,892

Shares outstanding	—	100,000
Net asset value per share	$—	$17.51
Market value per share	$—	$16.51

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust

Statements of Operations

For the three and nine months ended September 30, 2018 and 2017

United States Agriculture Index Fund

	Three months ended September 30, 2018 (In Liquidation)* (Unaudited)	Three months ended September 30, 2017 (Unaudited)	Nine months ended September 30, 2018 (In Liquidation)*	Nine months ended September 30, 2017 (Unaudited)
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$(138,883)	$(64,061)	$(181,039)	$(185,566)
Change in unrealized gain (loss) on open positions	51,138	(53,749)	1,125	38,129
Realized gain (loss) on foreign currency transactions	20	126	51	(83)
Realized gain (loss) on short-term investments	(286)	—	(286)	—
Change in unrealized gain (loss) on foreign currency translations	28	(37)	(13)	602
Dividend income	1,673	—	2,777	—
Interest income**	3,458	4,060	15,456	9,123

Total income (loss)	(82,852)	(113,661)	(161,929)	(137,795)

Expenses
Management fees (Note 4)	1,963	2,984	7,617	9,136
Professional fees	6,019	14,082	26,145	36,671
Brokerage commissions	533	575	1,498	1,513
Directors' fees and insurance	277	340	917	801

Total expenses	8,792	17,981	36,177	48,121

Expense waiver (Note 4)	(6,160)	(14,271)	(26,584)	(36,825)

Net expenses	2,632	3,710	9,593	11,296

Net income (loss)	$(85,484)	$(117,371)	$(171,522)	$(149,091)
Net income (loss) per share	$(16.65)	$(1.17)	$(17.51)	$(1.49)
Net income (loss) per weighted average share	$(0.85)	$(1.17)	$(1.72)	$(1.49)
Weighted average shares outstanding	100,000	100,000	100,000	100,000

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

** Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust

Statement of Changes in Capital

For the nine months ended September 30, 2018 (In Liquidation)*

United States Agriculture Index Fund

	Sponsor	Shareholders	Total

Balances, at December 31, 2017	$—	$1,750,983	$1,750,983
Redemptions	—	(1,579,461)	(1,579,461)
Net income (loss)	—	(171,522)	(171,522)

Balances, at September 30, 2018*	$—	$—	$—

Statement of Changes in Shares Outstanding

For the nine months ended September 30, 2018 (In Liquidation)*

	Sponsor	Shareholders	Total

Shares Outstanding, at December 31, 2017	—	100,000	100,000
Additions	—	—	—
Redemptions	—	(100,000)	(100,000)

Shares Outstanding, at September 30, 2018*	—	—	—

Net Asset Value Per Share:
At December 31, 2017			$17.51
At September 30, 2018			$—

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust

Statements of Cash Flows

For the nine months ended September 30, 2018 and 2017

United States Agriculture Index Fund

	Nine months ended September 30, 2018 (In Liquidation)*	Nine months ended September 30, 2017 (Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$(171,522)	$(149,091)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in short-term investments	296,550	—
Unrealized (gain) loss on open futures contracts	(1,125)	(38,129)
(Increase) decrease in receivable from Sponsor	45,533	35,348
(Increase) decrease in interest receivable	269	(236)
(Increase) decrease in directors' fees and insurance receivable	183	(488)
Increase (decrease) in management fees payable	(2,032)	(106)
Increase (decrease) in professional fees payable	(44,877)	(32,603)
Increase (decrease) in directors' fees and insurance payable	—	(15)
Net cash provided by (used in) operating activities	122,979	(185,320)

Cash Flows from Financing Activities:
Addition of shares	—	—
Redemption of shares	(1,579,461)	—
Net cash provided by (used in) financing activities	(1,579,461)	—

Net Increase (Decrease) in Cash and Cash Equivalents	(1,456,482)	(185,320)

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of period	1,456,482	1,989,821
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of period	$—	$1,804,501

Components of Cash and Cash Equivalents:
Cash and Cash Equivalents	$—	$1,643,267
Equity in Trading Accounts:
Cash and Cash Equivalents	—	161,234
Total Cash, Cash Equivalents and Equity in Trading Accounts	$—	$1,804,501

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust

Notes to Financial Statements

For the period ended September 30, 2018

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Commodity Index Funds Trust (the “Trust”) was organized as a Delaware Statutory Trust on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and includes the United States Commodity Index Fund (“USCI”), a commodity pool formed on April 1, 2010 and first made available to the public on August 10, 2010, the United States Copper Index Fund (“CPER”), a commodity pool formed on November 26, 2010 and first made available to the public on November 15, 2011 and the United States Agriculture Index Fund (“USAG”), a commodity pool formed on November 26, 2010 and first made available to the public on April 13, 2012. In addition, a fourth series of the Trust, the USCF Canadian Crude Oil Index Fund (“UCCO”) was formed on June 1, 2016. UCCO is currently in registration and has not commenced operations as of September 30, 2018.

USCI and CPER each issue shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”), and, until September 6, 2018, USAG issued shares that were purchased and sold on NYSE Arca. USCI, CPER and USAG are collectively referred to herein as the “Trust Series.” The Trust, and each of its series operates pursuant to the Fourth Amended and Restated Declaration of Trust and Trust Agreement dated as of December 15, 2017 (the “Trust Agreement”). United States Commodity Funds LLC (“USCF”) is the sponsor of the Trust and each of its series and is also responsible for the management of the Trust and each of its series. For purposes of the financial statement presentation, unless specified otherwise, all references will be to the Trust Series.

On August 7, 2018, the board of directors of USCF determined that USAG could not continue its business and operations in an economically efficient manner due to USAG’s inability to attract sufficient assets, thereby hindering its ability to operate efficiently. On that date, the Board of Directors of USCF also authorized and approved the closing and liquidation of USAG together with a plan of liquidation for USAG. The Trust filed a current report on Form 8-K dated August 8, 2018 with the U.S. Securities and Exchange Commission (the “SEC”) that included, as an exhibit a press release and the USAG plan of liquidation. USAG also filed a prospectus supplement with the SEC dated August 8, 2018 that is available on USCF’s website at www.uscfinvestments.com.

On September 6, 2018, USAG began the process of liquidating its portfolio. As a of the close of regular trading on the NYSE Arca on September 6, 2018, USAG ceased accepting orders for Creation Baskets and Redemption Baskets from authorized participants. Trading in the shares of USAG on the NYSE Arca was suspended prior to the open of the market on September 7, 2018. On September 7, 2018, the Trust, on behalf of USAG, filed a post-effective amendment to the registration statement with the SEC to terminate the offering of registered and unsold shares of USAG and, thereafter, the NYSE Arca filed a Form 25 to effect the withdrawal of the listings for USAG’s shares. The liquidation date for USAG was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of USAG on or about September 13, 2018.

For U.S. federal income tax purposes, these distributions to shareholders were treated as liquidating distributions and shareholders recognized gain or loss based on the difference between the amount of cash received as part of the liquidating distribution and their adjusted basis in their shares (taking into account all allocations of income, gain, loss, or deduction for the year of liquidation). Items of income, gain, loss, or deduction recognized as a result of the liquidation of USAG’s portfolio were allocated for U.S. federal tax purposes to the shareholders. Any other items of income, gain, loss, or deduction not attributable to the liquidation of USAG’s portfolio were allocated for U.S. federal income tax purposes in accordance with USAG’s general allocation conventions. For further information concerning the U.S. federal income tax consequences of acquiring, holding, and disposing of shares, please review the section titled “U.S. Federal Income Tax Considerations” in the Prospectus. In addition, shareholders who received such a distribution are encouraged to consult their own tax advisors concerning the impact of the liquidation of USAG in light of their own unique circumstances.

USCF has the power and authority to establish and designate one or more series and to issue shares thereof, from time to time as it deems necessary or desirable. USCF has exclusive power to fix and determine the relative rights and preferences as between the shares of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist commenced on the date of the filing of the Certificate of Trust, and the Trust and any Trust Series will exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records must be maintained for each Trust Series and the assets associated with a Trust Series must be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Trust Series. Each Trust Series is separate from all other Trust Series created as series of the Trust in respect of the assets and liabilities allocated to that Trust Series and represents a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust Company (the “Trustee”), a Delaware banking corporation. The Trustee is unaffiliated with USCF. The Trustee’s duties and liabilities with respect to the offering of shares and the management of the Trust are limited to its express obligations under the Trust Agreement.

USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator (“CPO”) registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005. The Trust and each Trust Series have a fiscal year ending on December 31.

USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively.

On August 7, 2018, the Board of Directors of USCF also authorized and approved the closing and liquidation of DNO and UHN together with a plan of liquidation for each of DNO and UHN. Each of DNO and UHN filed a current report on Form 8-K dated August 8, 2018 with the SEC that included, as an exhibit, the press release, the applicable plan of liquidation, and a copy of the notice of required withdrawal from the limited partnership sent to shareholders. In addition, each of DNO and UHN filed a prospectus supplement with the SEC dated August 8, 2018. Each of the filings is also available on USCF’s website at www.uscfinvestments.com. The liquidation date for DNO and UHN was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of DNO and UHN, respectively, on or about September 13, 2018, with a subsequent distribution of additional liquidation proceeds sent to UHN shareholders on or about September 18, 2018. Each of DNO and UHN also filed a post-effective amendment to the registration statement with the SEC to terminate the offering of registered and unsold shares of DNO and UHN, respectively, and the NYSE Arca filed Forms 25 to effect the withdrawal of the listings for shares of each of DNO and UHN.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 20, 2017.

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds.”

Effective as of May 1, 2012, each of USCI, CPER and USAG issue shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). Prior to May 1, 2012, each of USCI, CPER and USAG issued shares to Authorized Participants by offering baskets consisting of 100,000 shares through the Marketing Agent. The purchase price for a Creation Basket is based upon the net asset value (“NAV”) of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received. As noted above, as of September 30, 2018, USAG is no longer issuing shares.

Authorized Participants pay each Trust Series a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of each Trust Series but rather at market prices quoted on such exchange.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. Each Trust Series is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the  statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. Each Trust Series earns income on funds held at the custodian or a futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

The Trust Series are not subject to federal income taxes; each investor reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, each Trust Series is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. Each Trust Series files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. None of the Trust Series is subject to income tax return examinations by major taxing authorities for years before 2015. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in each Trust Series recording a tax liability that reduces net assets. However, each Trust Series' conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. Each Trust Series recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2018 for any Trust Series.

Creations and Redemptions

Effective as of May 1, 2012, Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets for USCI and CPER only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. As noted above, as of September 30, 2018, USAG is no longer issuing shares.

Each Trust Series receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in each Trust Series' statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay each Trust Series a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the shareholders of each Trust Series in proportion to the number of shares each investor holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Per Share NAV

Each Trust Series' per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. Each Trust Series uses the closing prices on the relevant Futures Exchanges (as defined in Note 3 below) of the Applicable Benchmark Component Futures Contracts (as defined in Note 3 below) that at any given time make up the Applicable Index (as defined in Note 3 below) (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other investments of each Trust Series using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period.  USCF no longer holds shares of USAG. As noted above, as of September 30, 2018, USAG is no longer issuing shares.

Offering Costs

Offering costs incurred in connection with the registration of shares prior to the commencement of the offering are borne by USCF. Offering costs incurred in connection with the registration of additional shares after the commencement of the offering are borne by each Trust Series. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. Costs borne by the Trust Series after the commencement of an offering are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

New Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”), which amends ASC 230 to provide guidance on the classification and presentation of changes in restricted cash and restricted cash equivalents on the statement of cash flows. The ASU is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. At this time, management has evaluated the implications of these changes on the financial statements and adopted with no material impact.

NOTE 3 - TRUST SERIES

In connection with the execution of the First Trust Agreement on April 1, 2010, USCI was designated as the first series of the Trust. USCF contributed $1,000 to the Trust upon its formation on December 21, 2009, representing an initial contribution of capital to the Trust. Following the designation of USCI as the first series of the Trust, the initial capital contribution of $1,000 was transferred from the Trust to USCI and deemed an initial contribution to USCI. In connection with the commencement of USCI’s initial offering of shares, USCF received 20 Sponsor Shares of USCI in exchange for the previously received capital contribution, representing a beneficial ownership interest in USCI.

On July 30, 2010, USCI received a notice of effectiveness from the SEC for its registration of 50,000,000 shares on Form S-1 with the SEC. On August 10, 2010, USCI listed its shares on the NYSE Arca under the ticker symbol “USCI”. USCI established its initial per share NAV by setting the price at $50.00 and issued 100,000 shares in exchange for $5,000,000 on August 10, 2010. USCI also commenced investment operations on August 10, 2010 by purchasing Futures Contracts traded on the Futures Exchanges. In order to satisfy NYSE Arca listing standards that at least 100,000 shares be outstanding at the beginning of the trading day on the NYSE Arca, USCF purchased the initial Creation Basket from the initial Authorized Participant at the initial offering price. The $1,000 fee that would otherwise be charged to the Authorized Participant in connection with an order to create or redeem was waived in connection with the initial Creation Basket. USCF held such initial Creation Basket until September 3, 2010, at which time the initial Authorized Participant repurchased the shares comprising such basket in accordance with the specified conditions noted above. On September 14, 2011, USCF redeemed the 20 Sponsor Shares of USCI and, on September 19, 2011, USCF purchased five shares of USCI in the open market.

In connection with the Second Amended and Restated Trust Agreement dated November 10, 2010, USAG and CPER were designated as additional series of the Trust. A new series of the Trust was designated on June 1, 2016, the USCF Canadian Crude Oil Index Fund (“UCCO”). USCF and the Trustee entered into the Fourth Amended and Restated Declaration of Trust and Trust Agreement effective as of December 15, 2017.

Following the designation of USAG and CPER as additional series, USCF made an initial capital contribution to the Trust. On November 10, 2010, the Trust transferred $1,000 to each of USAG and CPER, which was deemed a capital contribution to each series. On November 14, 2011, USCF received 40 Sponsor Shares of CPER in exchange for the previously received capital contribution, representing a beneficial interest in CPER. On December 7, 2011, USCF redeemed the 40 Sponsor Shares of CPER and purchased 40 shares of CPER in the open market. On April 13, 2012, USCF received 40 Sponsor Shares of USAG in exchange for the previously received capital contribution, representing a beneficial interest in USAG. On June 28, 2012, USCF redeemed the 40 Sponsor Shares of USAG and on October 3, 2012, purchased 5 shares of USAG on the open market. On September 7, 2018 all Sponsor Shares of USAG were redeemed and USAG discontinued trading and subsequently liquidated and distributed all proceeds to shareholders, as discussed above. In addition, on March 31, 2018, USCF contributed $1,000 to UCCO, which was deemed an initial capital contribution to the series. UCCO has not commenced operations.

CPER and USAG received notice of effectiveness from the SEC for its registration of 30,000,000 CPER shares and 20,000,000 USAG shares on September 6, 2011. The order to permit listing CPER and USAG on the NYSE Arca was received on October 20, 2011. On November 15, 2011, CPER listed its shares on the NYSE Arca under the ticker symbol “CPER.” CPER established its initial per share NAV by setting the price at $25 and issued 100,000 shares to the initial Authorized Participant, Merrill Lynch Professional Clearing Corp., in exchange for $2,500,000 in cash on November 15, 2011. The $1,000 fee that would otherwise be charged to the Authorized Participant in connection with an order to create or redeem was waived in connection with the initial Creation Basket.

On April 13, 2012, USAG listed its shares on the NYSE Arca under the ticker symbol “USAG.” USAG established its initial per share NAV by setting the price at $25. On April 14, 2012, USCF purchased two initial Creation Baskets of USAG. In accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, as amended, (“Exchange Act”), no Creation Baskets were offered to Authorized Participants nor were the shares listed on the NYSE Arca until five business days had elapsed from the date of USCF’s purchase of the initial Creation Basket on April 4, 2012. The $1,000 fee that would have otherwise been charged in connection with an order to create or redeem was waived in connection with the initial Creation Basket. As discussed above, USAG is no longer issuing shares and its liquidation date was September 12, 2018.

USAG’s Investment Objective

The investment objective of USAG was for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”), less USAG’s expenses. USCF did not intend to operate USAG in a fashion such that its per share NAV would equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Agriculture Futures Contracts (as defined below) that comprise the SDAI or the prices of any particular group of Futures Contracts. USAG did not seek to achieve its stated investment objective over a period of time greater than one day. USCF believes that it was not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts and Other Agriculture-Related Investments (as defined below). The SDAI is designed to reflect the performance of a diversified group of agricultural commodities. The SDAI is owned and maintained by SHIM and calculated and published by the NYSE Arca. Futures contracts for the agricultural commodities comprising the SDAI are traded on ICE Future US, ICE Futures Canada, the CBOT, the Kansas City Board of Trade (“KCBT”) and the CME and are collectively referred to herein as “Eligible Agriculture Futures Contracts.” The SDAI is comprised of 14 Eligible Agriculture Futures Contracts that are selected on a monthly basis based on quantitative formulas developed by SHIM. The Eligible Agriculture Futures Contracts that at any given time make up the SDAI are referred to herein as “Benchmark Component Agriculture Futures Contracts.” The relative weighting of the Benchmark Component Agriculture Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Agriculture Futures Contracts developed by SHIM.

USAG sought to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Agriculture Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USAG would invest next in other Eligible Agriculture Futures Contracts based on the same agricultural commodity as the futures contracts subject to such regulatory constraints or market conditions, and finally, to a lesser extent, in other exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Agriculture Futures Contracts if one or more other Eligible Agriculture Futures Contracts is not available. When USAG invested to the fullest extent possible in exchange-traded futures contracts, USAG could then invest in other contracts and instruments based on the Benchmark Component Agriculture Futures Contracts, other Eligible Agriculture Futures Contracts or the agricultural commodities included in the SDAI, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts. Other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Agriculture Futures Contracts and other contracts and instruments based on the Benchmark Component Agriculture Futures Contracts, as well as metals included in the SDAI, are collectively referred to as “Other Agriculture-Related Investments,” and together with Benchmark Component Agriculture Futures Contracts and other Eligible Agriculture Futures Contracts, “Agriculture Interests.” USAG’s shares began trading on April 13, 2012 and ceased trading on September 7, 2018. As of September 30, 2018, USAG had liquidated all its assets and distributed cash pro rata to all remaining shareholders.

Other Defined Terms – Trust Series

The SDAI is referred to throughout these Notes to Financial Statements as the “Applicable Index.”

Benchmark Component Agriculture Futures Contracts are referred to throughout these Notes to Financial Statements collectively as “Applicable Benchmark Component Futures Contracts.”

Other Commodity-Related Investments are referred to throughout these Notes to Financial Statements collectively as “Other Related Investments.”

Trading Advisor and Trustee

The Trust Series’ trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor and CPO with the CFTC and is a member of the NFA. In addition, SummerHaven is registered as an investment adviser under the Investment Advisers Act of 1940 with the SEC. SummerHaven provides advisory services to USCF with respect to the Applicable Index of each Trust Series and the investment decisions of each Trust Series.

The Trustee accepts service of legal process on the Trust in the State of Delaware and makes certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, USCF or the shareholders.

NOTE 4 — FEES PAID BY EACH TRUST SERIES AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the Trust Agreement, USCF is responsible for investing the assets of each Trust Series in accordance with the objectives and policies of each such Trust Series. In addition, USCF has arranged for one or more third parties to provide trading advisory, administrative, custody, accounting, transfer agency and other necessary services to each Trust Series. For these services, each of USCI, CPER and USAG is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.95% per annum of average daily total net assets. Effective January 1, 2016, USCF permanently lowered the management fee to 0.80% (80 basis points) per annum of average daily total net assets for USCI and 0.65% (65 basis points) per annum of average daily total net assets for both CPER and USAG, respectively.

Trustee Fee

The Trustee is the Delaware trustee of the Trust. In connection with the Trustee’s services, USCF is responsible for paying the Trustee’s annual fee in the amount of $3,000.

Ongoing Registration Fees and Other Offering Expenses

Each Trust Series pays the costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. During the nine months ended September 30, 2018 and 2017, none of the Trust Series incurred any registration fees or other offering expenses.

Independent Directors’ and Officers’ Expenses

Each Trust Series is responsible for paying its portion of the directors’ and officers’ liability insurance for such Trust Series and the Related Public Funds. Each Trust Series shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the nine months ended September 30, 2018 were $917 for USAG.

Investor Tax Reporting Cost

The fees and expenses associated with each Trust Series' audit expenses and tax accounting and reporting requirements are paid by such Trust Series. These costs were $26,145 for the nine months ended September 30, 2018 for USAG.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, each Trust Series pays all brokerage fees and other expenses in connection with the operation of such Trust Series, excluding costs and expenses paid by USCF as outlined in Note 5 – Contracts and Agreements below. USCF pays certain expenses normally borne by USAG to the extent that such expenses exceed 0.15% (15 basis points) of USAG’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the nine months ended September 30, 2018, USCF waived $26,584 of expenses for USAG. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 5 – Contracts and Agreements below.

NOTE 5 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

USCF and the Trust, each on its own behalf and on behalf of each Trust Series, are party to a marketing agent agreement, dated as of July 22, 2010, as amended from time to time, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for each Trust Series as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on each Trust Series' assets up to $3 billion and 0.04% on each Trust Series' assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of each Trust Series' offering.

The above fee does not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

USCF and the Trust, on its own behalf and on behalf of each Trust Series, are also party to a custodian agreement, dated July 22, 2010, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of each Trust Series. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, USCF and the Trust, on its own behalf and on behalf of each Trust Series, are party to an administrative agency agreement, dated July 22, 2010, as amended from time to time, with BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for each Trust Series. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to each Trust Series and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On July 7, 2014, the Trust on behalf of each Trust Series entered into a Futures and Cleared Swaps Agreement with Wells Fargo Securities, LLC (“WFS”). In addition, the Trust on behalf of each of USCI and CPER entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC”), in June of 2018. Each of RBC and WFS are referred to as a “Futures Commissions Merchant” or “FCM.” Each of the Trust's FCM agreements require the FCM to provide services to the applicable Trust Series in connection with the purchase and sale of Futures Contracts and Other Related Investments that may be purchased and sold by or through the FCM for the applicable Trust Series' account. In accordance with each agreement, the FCM charges the applicable Trust Series commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Futures Contracts and options on Futures Contracts when each Trust Series issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when each Trust Series redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. Each Trust Series also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Commodity-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

USAG

	For the nine months ended September 30, 2018 (In Liquidation)*	For the nine months ended September 30, 2017 (Unaudited)
Total commissions accrued to brokers	$1,498	$1,513
Total commissions as annualized percentage of average total net assets	0.13%	0.11%
Commissions accrued as a result of rebalancing	$1,498	$1,513
Percentage of commissions accrued as a result of rebalancing	100.00%	100.00%
Commissions accrued as a result of creation and redemption activity	$—	$—
Percentage of commissions accrued as a result of creation and redemption activity	—%	—%

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

The decrease in total commissions accrued to brokers for the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017, was due primarily to a lower number of contracts held and traded.

SummerHaven Agreements

USCF is party to an Amended and Restated Advisory Agreement, dated as of May 1, 2018, as amended from time to time, with SummerHaven, whereby SummerHaven provides advisory services to USCF with respect to the Applicable Index for each Trust Series and investment decisions for each Trust Series. SummerHaven’s advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Applicable Index for each Trust Series, anticipated changes to each Applicable Index and the nature of each Applicable Index’s current or anticipated component securities. For these services, USCF pays SummerHaven a fee based on a percentage of the average total net assets of each Trust Series. Prior to May 1, 2018, the fee for USAG was equal to the percentage fees paid to USCF minus 0.18%, with that result multiplied by 0.5, minus 0.6% to arrive at the actual fee paid. USCF and SummerHaven amended and restated the existing Advisory Agreement effective as of May 1, 2018. As of May 1, 2018, USCF pays SummerHaven an annual fee of $15,000 per each Trust Series as well as an annual fee of 0.06% of the average daily total net assets of each Trust Series.

USCF is also party to an Amended and Restated Licensing Agreement, dated as of May 1, 2018, as amended from time to time, with SummerHaven and SHIM, pursuant to which SHIM grants a license to USCF for the use of certain names and marks, including the Applicable Index for each Trust Series in exchange for a fee to be paid by USCF to SHIM. For the year ended December 31, 2017, USCF paid licensing fees to SummerHaven equal to an annual fee of $15,000 per each Trust Series for the, plus an annual fee of 0.06% of the average daily total net assets of each Trust Series. As a result of the amendment and restatement of the Licensing Agreement and Advisory Agreement in May of 2018, the fees required to be paid by USCF to SummerHaven and SHIM in the aggregate have not changed from the aggregate fees paid by USCF under the two agreements prior to the amendment and restatement.

NOTE 6 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

Each Trust Series engages in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). As such, each Trust Series is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

Each Trust Series may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure each Trust Series has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by each Trust Series through September 30, 2018 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if each Trust Series were to enter into non-exchange traded contracts (including Exchange for Related Position or EFRP), it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. Currently, each Trust Series has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, each Trust Series bears the risk of financial failure by the clearing broker.

A Trust Series' cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of a Trust Series' assets posted with that FCM; however, the majority of each Trust Series' assets are held in investments in Treasuries, cash and/or cash equivalents with the Trust Series' custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of the Trust Series' custodian, however, could result in a substantial loss of each Trust Series' assets.

USCF may invest a portion of each Trust Series' cash in money market funds that seek to maintain a stable per share NAV. Each Trust Series may be exposed to any risk of loss associated with an investment in such money market funds. As of September 30, 2018, USCI and CPER held investments in money market funds in the amounts of $32,450,000 and $455,000, respectively. As of December 31, 2017, USCI and CPER held investments in money market funds in the amounts of $9,000,000 and $990,000, respectively. Each Trust Series also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada; London, United Kingdom; Grand Cayman, Cayman Islands; and Nassau, Bahamas; which are subject to U.S. regulation and regulatory oversight. As of September 30, 2018, and December 31, 2017, USCI held cash deposits and investments in Treasuries in the amounts of $571,723,238 and $488,389,644, respectively, with the custodian and FCMs. As of September 30, 2018, and December 31, 2017, CPER held cash deposits and investments in Treasuries in the amounts of $11,236,707 and $9,107,982, respectively, with the custodian and FCMs. Some or all of these amounts may be subject to loss should the Trust Series' custodian and/or FCMs cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, each Trust Series is exposed to market risk equal to the value of Futures Contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, each Trust Series pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

The Trust Series' policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, the Trust Series or USCF have a policy of requiring review of the credit standing of each broker or counterparty with which they conduct business.

The financial instruments held by the applicable Trust Series are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 7 – FINANCIAL HIGHLIGHTS

The following tables present per share performance data and other supplemental financial data for each Trust Series for the nine months ended September 30, 2018 and 2017 for the shareholders. This information has been derived from information presented in the financial statements.

USAG

	For the nine months ended September 30, 2018		For the nine months ended September 30, 2017 (Unaudited)
Per Share Operating Performance:
Net asset value, beginning of period	$17.51		$19.01
Total income (loss)	(1.62)		(1.38)
Net expenses	(0.10)		(0.11)
Net increase (decrease) in net asset value	(1.72)		(1.49)
Net asset value, end of period	$15.79	**	$17.52

Total Return	(9.82)%		(7.84)%

Ratios to Average Net Assets
Total income (loss)	(9.43)%		(7.33)%
Management fees*	0.65	%***	0.65	%***
Total expenses excluding management fees*	2.44%		2.77%
Expenses waived*	(2.29	)%***†	(2.62	)%***†
Net expenses excluding management fees*	0.15%		0.15%
Net income (loss)	(9.98)%		(7.93)%

*	USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018

**	Net asset value as of September 6, 2018.
***	Annualized.

†	USCF paid certain expenses on a discretionary basis typically borne by USAG where expenses exceeded 0.15% (15 basis points) of USAG’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods.

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from each Trust Series.

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

The Trust and each Trust Series value their investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the Trust and each Trust Series (observable inputs) and (2) the Trust's and each Trust Series' own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

As noted above, as of September 30, 2018, USAG is no longer issuing shares and has liquidated and distributed all proceeds to shareholders. As a result, there is no information available as of September 30, 2018.

The following table summarizes the valuation of USAG’s securities at December 31, 2017 using the fair value hierarchy:

At December 31, 2017	Total	Level I	Level II	Level III
Short-Term Investments	$1,643,759	$1,643,759	$—	$—
Exchange-Traded Futures Contracts
Foreign Contracts	(1,314)	(1,314)	—	—
United States Contracts	189	189	—	—

During the year ended December 31, 2017, there were no transfers between Level I and Level II.

The Trust and each Trust Series have adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments Held by USAG

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value At September 30, 2018 (In Liquidation)*	Fair Value At December 31, 2017
Futures - Commodity Contracts	Assets	$—	$(1,125)

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

The Effect of Derivative Instruments on the Statements of Operations of USAG

		For the nine months ended September 30, 2018 (In Liquidation)*		For the nine months ended September 30, 2017 (Unaudited)
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(181,039)		$(185,566)

	Change in unrealized gain (loss) on open positions		$1,125		$38,129

* USAG ceased trading on the NYSE Arca on September 7, 2018 and the Fund's liquidation date was September 12, 2018.

NOTE 9 – SUBSEQUENT EVENTS

The Trust and each Trust Series have performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.